<PAGE 1>
                       UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                          FORM 8-K

   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
              SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     January
                          20, 1998

                   IBM CREDIT CORPORATION
     _________________________________________________
     (Exact Name of Registrant as Specified in Charter)


       Delaware                  1-8175           22-2351962
____________________________  _____________  _____________________
(State or Other Jurisdiction  (Commission     (IRS Employer
   of Incorporation)           File Number)    Identification No.)

    1133 Westchester Avenue, Room 3C2108
          White Plains, New York                   10604
__________________________________________      ___________
  (Address of Principal Executive Offices)       (Zip Code)

Registrant's telephone number, including area code (914) 642-3000

                       Not Applicable
_____________________________________________________________
   (Former Name or Former Address, if changed Since Last
                          Report)



                            -  -









Item 5.  Other Events

The Registrant's press release dated January 20, 1998, regarding its financial results and selected balance sheet information as of and for the period ended December 31, 1997, is attached.

                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duty authorized.


                                         IBM CREDIT CORPORATION
                                             (Registrant)

                                     By:
                                        /s/    Michael J. Twomey
                                        ______________________________
                                        Name:  Michael J. Twomey
Date:  January 23, 1998                 Title: Controller and Treasurer



































                            -  -









<PAGE 2>
      IBM CREDIT CORPORATION REPORTS 1997 FINANCIAL RESULTS


  WHITE PLAINS, New York, January 20, 1998 . . . IBM Credit Corporation today reported 1997 net earnings of $283.9 million, an increase of 5 percent, compared with $271.1 million in 1996. New financing originations for commercial and government customers rose 21 percent, while new financing originations for IBM's distribution channel partners rose 12 percent.

  "Our business continues to exhibit healthy growth in new financing originations and in assets, demonstrating strong demand for the financial services we offer in support of our customers' acquisition of IBM products and services," said W. Wilson Lowery, Jr., chairman of IBM Credit Corporation and general manager, IBM Global Financing. "Our preferred rate offerings will be extended to cover an even broader range of IBM solutions, expanding our ability to help customers manage the technology they need to run their businesses."

  New financing originations for commercial and government customers purchasing computer hardware and other information technology products and services rose 21 percent in 1997 to $7.0 billion, compared with $5.8 billion in 1996. New financing originations to distribution channel partners to meet their working capital requirements increased by 12 percent in 1997 to $15.0 billion, compared with $13.4 billion for the same 1996 period.

  At December 31, 1997, total assets were $16.6 billion, compared with $12.9 billion at December 31, 1996, an increase of 28 percent. Retained earnings at December 31, 1997, were $1.2 billion compared with $977.6 million at December 31, 1996, an increase of 24 percent. The return on average equity was 18.6 percent in 1997, compared with 20.7 percent in 1996.

  In the fourth quarter of 1997, net earnings were $73.7 million, an increase of 43 percent from 1996's $51.5 million. Financing originated for commercial and government customers in the fourth quarter of 1997 was $2.3 billion, an increase of 12 percent compared with the same 1996 period. For the fourth quarter of 1997, working capital financing for distribution channel partners was $4.3 billion, a 6 percent increase compared with the same 1996 period.

  IBM Credit Corporation provides customers with flexible and attractive leasing and financing solutions that make it as fast and easy as possible to acquire the information technology products and services they need to run their businesses. IBM Credit also offers a broad array of asset management services, and provides remarketers with inventory and accounts receivable financing. To learn more about IBM Credit Corporation, visit the IBM Global Financing home page at www.financing.ibm.com

                             #  #  #